UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SYNACOR, INC.

(Name of Registrant as Specified In Its Charter)

JEC Capital Partners, LLC

JEC II Associates, LLC

K. Peter Heiland

Ratio Capital Management B.V.

Ratio Capital Partners

Dilip Singh

Jeff Misthal

Scott Williams

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 14, 2015, JEC Capital Partners, LLC and Ratio Capital Partners issued the following press release:

Synacor Stockholders: Vote BLUE Proxy Card before Next Week’s Annual Stockholder Meeting to Protect Your Investment

RANDOLPH, Mass. and AMSTERDAM, April 14, 2015 // - JEC Capital Partners and Ratio Capital Partners (together, the “Concerned Stockholders”) sent an open letter to stockholders of Synacor, Inc. (the “Company” or “Synacor”)(NASDAQ: SYNC):

April 14, 2015

Dear Fellow Synacor Stockholders:

The 2015 Annual Meeting of Synacor, Inc. is less than one week away. We appreciate the tremendous support we continue to receive from stockholders. As stockholders collectively, we have an exciting opportunity to rescue Synacor from what we see as a failing Board of Directors by electing directors who we believe are supremely qualified and deeply committed. Institutional Shareholder Services (“ISS”) seemingly agrees, having recommended that stockholders of Synacor vote the BLUE proxy card FOR all three of our nominees: Mr. Dilip Singh, Mr. Jeff Misthal, and Mr. Scott Williams.

We believe the current Board’s decision not to obtain a stockholder list this year was a calculated move to prevent us from obtaining that list and being able to contact our fellow stockholders directly. Had the current Board obtained a stockholder list as they have done in prior years, they would have had an obligation to provide us with that list so that we could contact our fellow stockholders directly. In our view, this demonstrates that the current Board has genuine concerns that they will not be able to win stockholder support in a head-to-head contest based on merit, so they must resort to unfair and arguably unethical tactics designed to prevent stockholders of Synacor from making an informed decision.

We believe Synacor stockholders are both intelligent and thoughtful and we hope you will hold the Board accountable by voting your shares on the BLUE proxy card so that we can give ourselves, as stockholders, the highest probability of successfully turning around Synacor and unlocking substantial value.

The time for change is now. We believe Synacor can be dramatically improved with new and great leadership. We urge all Synacor stockholders to follow the lead of ISS and vote the BLUE proxy card in support of all three of our nominees: Mr. Dilip Singh, Mr. Jeff Misthal, and Mr. Scott Williams.

IF YOU HAVE ANY QUESTIONS, HAVE NOT RECEIVED YOUR BLUE PROXY CARD, OR REQUIRE ASSISTANCE WITH YOUR VOTE, CONTACT INVESTORCOM TOLL FREE AT 877-972-0090.

You can view additional information regarding the Concerned Stockholders’ nominees and reasons to vote for their nominees at HTTP://WWW.ICOMMATERIALS.COM/SYNC/.

Thank you for your support,

/s/ Bart Kool	/s/ Michael Torok
Ratio Capital Partners	JEC Capital Partners

Contact:

Matthew Manning

JEC Capital Partners

(646) 373-9682

ADDITIONAL INFORMATION

This filing is not a solicitation of a proxy from any security holder of the Company. On April 2, 2015, JEC Capital Partners, LLC, JEC II Associates LLC, K. Peter Heiland, Ratio Capital Management B.V., Ratio Capital Partners, Jeff Misthal, Dilip Singh and Scott Williams (collectively, the “Participants”) mailed to stockholders of the Company and filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). Information concerning the interests of the Participants in connection with the matters to be voted on at the 2015 Annual Meeting is included in the definitive proxy statement filed by Participants with the SEC in connection with such meeting.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The views expressed in this press release represent the opinions of the Concerned Stockholders, and are based on publicly available information with respect to the Company. The Concerned Stockholders recognize that there may be confidential information in the possession of the Company that could lead it to disagree with the Concerned Stockholders’ conclusions. The Concerned Stockholders reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. The Concerned Stockholders disclaim any obligation to update the information or opinions contained in this press release.

Certain statements made herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third party reports. Neither the Concerned Stockholders nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report.

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Our forward-looking statements are based on our current intent, belief, expectations, estimates and projections regarding the Company and projections regarding the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.